                               Crescent Fund, Inc.
                 67 Wall Street, 22nd Floor, New York, NY 10005
                    Phone: 212.509.3060   Fax: 212.509.3106
                      Email: crescentfund@crescentfund.com

HydroFlo, Inc.
3721 Junction Blvd.
Raleigh, NC 27603

July 14, 2003

Dear Mr. Mast:

Please issue the stock due as compensation under the attached contract to
Jeffery Stone, the person primarily responsible for performing the services therein.

Regards,

/s/ Jeffery Stone
    Jeffery Stone
    Managing Director

                       BUSINESS PLAN CONSULTING AGREEMENT

         This Agreement made this 16th day of June, 2003, by and between
Crescent Fund, Inc., a Texas corporation, whose address is 67 Wall Street, 22nd
Floor, New York, New York 10005, hereinafter referred to as "CRESCENT" or
"Consultant" and HydroFlo, Inc., a North Carolina corporation, its agents, successors or assigns, hereinafter referred to as "HYDROFLO" or "Client", whose address is 3721 Junction Blvd., Raleigh, North Carolina 27603.

         Whereas Consultant is in the business of providing Business Plan consulting services to businesses and whereas Client desires to retain
Consultant for the following purposes:

         To assist Client in re-writing and editing its Business Plan.

         For and in consideration of mutual benefits, detriments, and promises, and the cross considerations hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, CRESCENT and HYDROFLO, collectively
"THE PARTIES", hereby covenant and agree as follows:

1.   Services

        a.   CRESCENT is hereby engaged by HYDROFLO to assist in restructuring
             HYDROFLO'S business plan.

2.   Compensation

        a.   HYDROFLO hereby agrees to pay CRESCENT for the services set forth in Paragraph 1, the following non-refundable retainer items:

                1.   The issuance of 37,500 shares of free-trading common stock
                     (such stock shall be issued within three days after the
                     date hereof)

        b.   HYDROFLO shall pay all out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to budget approval by HYDROFLO prior to incurring the expense.

3.   Termination of Agreement

                  This Consulting Agreement may not be terminated by either
party prior to the expiration of the term provided herein above, except as follows:

        a.   Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

        b.   Upon the other party taking the benefit of any insolvency law;

        c.   Upon the other party having or applying for a receiver appointed for either party; and/or

        d.   Mutual consent of the parties.

4.   Notices

                  All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either certified mail, express mail or other overnight courier service. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5.   Attorney Fees

                  In the event either party is in default of the terms or
conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorneys fees, expenses and court costs through trial, appeal and to final disposition.

6.   Time is of the Essence

                  Time is hereby expressly made of the essence of this
Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7.   Inurement

                  This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

8.   Entire Agreement

                  This Consulting Agreement contains the entire agreement of THE
PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This
Agreement supercedes all previous agreements.

9.   Amendments

                  This Agreement may be modified or amended provided such
modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10.  Waivers

                  No waiver of any provision or condition of this Agreement
shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver.  No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11.  Non-Waiver

                  The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12.  Construction of Agreement

                  Each party and its counsel have participated fully in the
review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13.  Applicable Law

                  THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE
INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF TEXAS FOR
WHICH THE COURTS IN DALLAS COUNTY, TEXAS SHALL HAVE JURISDICTION WITHOUT GIVING
EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

14.  Counterparts

                  This Agreement may be executed in a number of identical
counterparts.  Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart. 15. Facsimile

                  A facsimile copy of this Agreement is acceptable.

16.  Acceptance of Agreement.

                  Unless both parties have signed this Agreement within ten (10)
business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

         IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 16th day of June, 2003, by and between:

CRESCENT FUND, INC.,                         HYDROFLO, INC.,
a Texas corporation                          a North Carolina corporation

By: _______________________                  By: _____________________________
    Melanie Gee, President                       Dennis Mast, CEO

Date: _____________________                  Date: ___________________________